                                                                   EXHIBIT 23



CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Regis Corporation on Form S-8 (Registration No. 33-44867) of our report dated September 15, 1998, on our audits of the financial statements of the Regis Corporation 1991 Contributory Stock Purchase Plan as of June 30, 1998 and 1997 and for each of the three years in the period ended June 30, 1998, which report is included in this Annual Report on Form 11-K.

                                             /s/ PricewaterhouseCoopers LLP


                                             PRICEWATERHOUSECOOPERS LLP




Minneapolis, Minnesota

September 28, 1998


                                          13